Exhibit 99.1

Lifeway Foods Announces Receipt of Nasdaq Compliance Letter

Morton Grove, IL - April 25, 2022 - Lifeway Foods, Inc., (Nasdaq: LWAY), the leading U.S. supplier of kefir and fermented probiotic products to support the microbiome, today announced that it has received a letter (the “Nasdaq Notice”), dated April 19, 2022, from The NASDAQ Stock Market LLC (“Nasdaq”) indicating that because the Company had not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with the Nasdaq Listing Rule 5250(c)(1). The Nasdaq Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Nasdaq Notice states that the Company is required to submit a plan to regain compliance with Nasdaq's Rule 5250(c)(1) within 60 calendar days of the date of the Nasdaq Notice. If the plan is accepted by Nasdaq, Nasdaq is permitted to grant an extension of up to 180 calendar days from the due date of the Form 10-K to regain compliance.

The Company previously discussed the circumstances behind the late filing of the Form 10-K in the Notification of Late Filing on Form 12b-25, filed with the SEC on April 1, 2022. The Company is working diligently on its plan to regain compliance and file its Form 10-K as soon as practicable.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of Forbes' Best Small Companies, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces cheese, probiotic oat milk, and a ProBugs line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, France and the United Kingdom. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This release (and oral statements made regarding the subjects of this release) contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the introduction of new products, or estimates or predictions of actions by customers or suppliers, (ii) statements of future economic performance, and (III) statements of assumptions underlying other statements and statements about Lifeway or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway's expectations and projections. These risks, uncertainties, and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; and customer acceptance of products and services. A further list and description of these risks, uncertainties, and other factors can be found in Lifeway's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Company's subsequent filings with the SEC. Copies of these filings are available online at https://www.sec.gov, http://lifewaykefir.com/investor-relations/, or on request from Lifeway. Information in this release is as of the dates and time periods indicated herein, and Lifeway does not undertake to update any of the information contained in these materials, except as required by law. Accordingly, YOU SHOULD NOT RELY ON THE ACCURACY OF ANY OF THE STATEMENTS OR OTHER INFORMATION CONTAINED IN ANY ARCHIVED PRESS RELEASE.

For general Lifeway Foods inquiries:
info@lifeway.net
Phone: 847-967-1010